As filed with the Securities and Exchange Commission on November 13, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0218876
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(702) 896-3890

(Address, Including Zip Code and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Russel H. McMeekin

Chief Executive Officer

Progressive Gaming International Corporation

920 Pilot Road

Las Vegas, NV 89119

(702) 896-3890

(Name, Address, Including Zip Code and Telephone Number, Including

Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☒ 333-146836

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $.10 per share (including the associated Preferred Stock Purchase Rights)	$7,500,000	$230.25

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed to register an additional $7,500,000 worth of shares of our common stock, $0.10 par value, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-146836) which was declared effective on November 6, 2007, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Index to Exhibit attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on November 12, 2007.

Progressive Gaming International Corporation

By:	/s/ Heather A. Rollo
Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russel H. McMeekin Russel H. McMeekin	President and Chief Executive Officer (Principal Executive Officer)	November 12, 2007

/s/ Heather A. Rollo Heather A. Rollo	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 12, 2007

/s/ * Peter G. Boynton	Chairman of the Board	November 12, 2007

/s/ * Maj. General Paul A. Harvey (Ret.)	Director	November 12, 2007

/s/ * Terrance W. Oliver	Director	November 12, 2007

/s/ * Rick L. Smith	Director	November 12, 2007

/s/ * Douglas M. Todoroff	Director	November 12, 2007

*By:

/s/ Russel H. McMeekin Russel H. McMeekin and

/s/ Heather A. Rollo Heather A. Rollo Attorneys-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Robert B. Ziems, Esq., Executive Vice President and General Counsel to the Registrant.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Robert B. Ziems (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Registration Statement File No. 333-146836)